UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 30, 2003

Sylvan Learning Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	0-22844	52-1492296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fleet Street, Baltimore, Maryland 21202
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (410) 843-8000

Explanatory Note

The Registrant's Current Report on Form 8-K filed on June 4, 2003, is hereby amended solely for the purpose of adding the pro forma financial statements required by Item 7(b) of Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)          Financial Statements of Business Acquired

Per Regulation S-X 3-05(b)(i), the financial statements of UNAB are not required.

(b)         Pro Forma Financial Information

On May 30, 2003, a subsidiary of Sylvan Learning Systems, Inc. (the “Company”) announced the acquisition of an 80% interest in the entity which controls the operations of Universidad Nacional Andres Bello (“UNAB”), a comprehensive university located in Chile, and Academia de Idiomas y Estudios Profesionales (“AIEP”), a technical/vocational institute located in Chile, from local Chilean investors, (collectively, “UNAB”). The purchase price, which was determined by negotiation by the parties, was $85.2 million, of which the Company paid 80%, or $68.2 million, which includes cash payments of $34.1 million, plus the Company’s estimated transaction costs between $3.0 and $4.0 million.  The remainder of the purchase price was financed by a seller’s note of $21.3 million and assumed bank debt of $21.3 million, of which the Company incurred 80%, or 34.1 million, collectively.  The transaction is part of a broader strategic alliance through which the local investors and founders will maintain a financial interest and participate in senior management positions in the university and the institute.

The pro forma financial information is presented for the year ended December 31, 2002 and for the six months ended June 30, 2003.  The unaudited pro forma condensed consolidated statements of operations data gives effect to the acquisition of UNAB as if the transaction had occurred on January 1, 2002 and January 1, 2003, respectively.

The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company’s management believes are reasonable.  The adjustments in the unaudited pro forma condensed financial statements represent the Company’s preliminary determination of these adjustments based upon available information.  There can be no assurance that the actual adjustments will not differ from certain of the pro forma adjustments reflected in the pro forma financial information.

The unaudited financial information set forth below is not necessarily indicative of the operating results that would have been achieved had the transaction actually occurred on January 1, 2002, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma consolidated financial information.

(c)          Exhibits

99.1*      Acquisition agreement dated May 30, 2003 between Desarrollo de la Educación Superior S.A., and Inversiones la Caleta, S.A., Invesiones Tuste S.A. Cupra S.A., Inversiones Huepil Limitada, and Edin Development Ltd.

* Previously filed.

Pro Forma Consolidated Statement of Operations (Unaudited)

(Dollar and share amounts in thousands, except per share data)

	Year Ended December 31, 2002
	Sylvan Learning Systems, Inc.	UNAB	Pro Forma Adjustments		Sylvan/UNAB Pro Forma Consolidated
Revenues	$385,386	$43,743	$—		$429,129
Direct costs	348,216	33,752	1,538	(d)	383,506
General and administrative expenses	26,122	—	—		26,122
Loss on assets sold	20,244	—	—		20,244

Operating income (loss)	(9,196)	9,991	(1,538)		(743)

Other income (expense):
Investment and other income	6,574	11	(697	) (a)	5,888
Interest and other expense	(8,382)	(871)	(2,695	) (b)	(11,948)
Gain (loss) on Ventures investment held for sale	(2,308)	—	—		(2,308)
Gain (loss) on investments	(8,343)	—	—		(8,343)
Gain (loss) on sale of assets	—	(4,546)	—		(4,546)
Equity in net income (loss) of affiliates	(5,464)	—	—		(5,464)
Minority interest in consolidated subsidiaries	(4,824)	—	(323	) (c)	(5,147)
Foreign currency exchange gain	—	32	—		32
	(22,747)	(5,374)	(3,715)		(31,836)

Income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	(31,943)	4,617	(5,253)		(32,579)
Income tax benefit (expense)	15,040	253	(449	) (e)	14,844
Income (loss) from continuing operations before cumulative effect of change in accounting principle (1)	$(16,903)	$4,870	$(5,702)		$(17,735)

Earnings (loss) per common share, basic and diluted:
Loss from continuing operations before cumulative effect of change in accounting principle (1)	$(0.42)				$(0.44)
Weighted average number of common shares outstanding	40,053				40,053

See notes to unaudited pro forma consolidated financial statements.

(1) Income (loss) from continuing operations is presented before discontinued operations and cumulative effect of change in accounting principle.

Pro Forma Consolidated Statement of Operations (Unaudited)

(Dollar and share amounts in thousands, except per share data)

	Six months ended June 30, 2003
	Sylvan Learning Systems, Inc.	UNAB	Pro Forma Adjustments		Sylvan/UNAB Pro Forma Consolidated
Revenues	$211,566	$14,642	$—		$226,208
Direct costs	188,792	16,338	769	(d)	205,899
General and administrative expenses	13,450	—	—		13,450
Non-cash compensation expense	22,333	—	—		22,333

Operating income (loss)	(13,009)	(1,696)	(769)		(15,474)

Other income (expense):
Investment and other income	594	141	(244	) (a)	491
Interest expense	(5,536)	106	(1,294	)(b)	(6,724)
Gain (loss) on Ventures investments held for sale	(8,394)	—	—		(8,394)
Gain (loss) on investments	—	—	—		—
Gain (loss) on sale of assets	—	54	—		54
Equity in net income (loss) of affiliates	(7,621)	—	—		(7,621)
Minority interest in consolidated subsidiaries	(3,769)	142	335	(c)	(3,292)
Foreign currency exchange gain	236	(165)	—		71
	(24,490)	278	(1,203)		(25,415)

Loss from continuing operations before income taxes	(37,499)	(1,418)	(1,972)		(40,889)
Income tax benefit	11,235	204	307	(e)	11,746
Loss from continuing operations (1)	$(26,264)	$(1,214)	$(1,665)		$(28,143)

Earnings (loss) per common share, basic and diluted:
Loss from continuing operations (1)	$(0.64)				$(0.71)
Weighted average number of common shares outstanding	40,825				40,825

See notes to unaudited pro forma consolidated financial statements.

(1) Loss from continuing operations is presented before discontinued operations.

Notes to Pro Forma Financial Information (Unaudited)

(Dollar and share amounts in thousands, except per share data)

Note 1 — Basis of Presentation

On May 30, 2003, a subsidiary of Sylvan Learning Systems, Inc. (the “Company”) announced the acquisition of an 80% interest in the entity which controls the operations of Universidad Nacional Andres Bello (“UNAB”), a comprehensive university located in Chile, and Academia de Idiomas y Estudios Profesionales (“AIEP”), a technical/vocational institute located in Chile, from local Chilean investors, (collectively, “UNAB”). The purchase price, which was determined by negotiation by the parties, was $85.2 million, of which the Company paid 80%, or $68.2 million, which includes cash payments of $34.1 million, plus the Company’s estimated transaction costs between $3.0 and $4.0 million.  The remainder of the purchase price was financed by a seller’s note of $21.3 million and assumed bank debt of $21.3 million, of which the Company incurred 80%, or $34.1 million, collectively.  The purchase price was allocated to acquired assets totaling $120.5 million and assumed liabilities of $88.5million.  The preliminary allocation of the purchase price included in the current period is subject to revision based on the final determination of fair values.  The final purchase price may differ from this preliminary amount due to adjustment to acquisition-related costs.  The transaction is part of a broader strategic alliance through which the local investors and founders will maintain a financial interest and participate in senior management positions in the university and the institute.

The pro forma financial information is presented for the year ended December 31, 2002 and for the six months ended June 30, 2003.  The unaudited pro forma condensed consolidated statements of operations data gives effect to the acquisition of UNAB as if the transaction had occurred on January 1, 2002 and January 1, 2003, respectively.

The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company’s management believes are reasonable.  The adjustments in the unaudited pro forma condensed financial statements represent the Company’s preliminary determination of these adjustments based upon available information.  There can be no assurance that the actual adjustments will not differ from certain of the pro forma adjustments reflected in the pro forma financial information.

The unaudited financial information set forth below is not necessarily indicative of the operating results that would have been achieved had the transaction actually occurred on January 1, 2002, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to the unaudited pro forma consolidated financial information.

Note 2 — Pro Forma Adjustments

Certain reclassifications have been made to conform UNAB’s historical and pro forma amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined consolidated financial statements have been prepared as if the merger was completed on December 31, 2002 for balance sheet purposes and as of January 1, 2002 for statements of operations purposes and reflect the following pro forma adjustments:

(a)          To reflect the cash paid for the acquisition of UNAB, resulting in a decrease in interest income.

(b)         To record interest expense related to the debt assumed as a result of the UNAB acquisition.  As a result of the UNAB acquisition, the Company entered into agreements for additional cash amounts due to shareholders of acquired companies to finance a portion of the initial purchase price of UNAB.  The note bears interest at 6.5% Chiliean Inflation-Indexed (UF).  In addition, the Company entered into a notes payable agreement with a bank to finance a portion of the initial purchase price of UNAB. The note bears interest at 6.0% Chilean Inflation-Indexed (UF).  Total debt assumed was approximately $42.6 million, of which the Company incurred 80%, or $34.1 million.

(c)          To record 20% minority interest related to net income and interest expense.

(d)         To record amortization for intangible assets on a straight-line basis resulting from the proposed merger. The weighted average life of the amortizable intangible assets is approximately 4 years.

(e)          To adjust the provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the statutory tax rates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYLVAN LEARNING SYSTEMS, INC.

/s/ Sean R. Creamer
Name: Sean R. Creamer
Title: Senior Vice President and
Chief Financial Officer

Date:  August 13, 2003